Exhibit 23.1
The Board of Directors
James River Coal Company

Marshall Miller & Associates, Inc. hereby consents to the use in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the incorporation by reference into the Company’s Registration Statements on Form S-3 (No. 333-168628 and No. 333172998) and Form S-8 (No. 333-126860 and No. 333-161123) of the information contained in our reports, for (i) James River Coal Company (“James River”), dated July 22, 2004, (ii) for Triad Mining, Inc. and subsidiary (collectively, “Triad”), dated April 29, 2005 and April 11, 2006, and (iii) for the reserves acquired in the acquisition of International Resource Partners (“IRP”), dated February 17, 2011 and revised February 13, 2012, setting forth the estimates of the Company’s (as of March 31, 2004), Triad’s (as of February 1, 2005 and April 11, 2006), and IRP’s (as of December 31, 2010)  coal reserves, and to the references to our firm under the heading “Experts” in the registration statements.

February 28, 2012

Marshall Miller & Associates, Inc.

By:	/s/ John E. Feddock

Name:	John E. Feddock, P.E.

Title:	Senior Vice President